Exhibit 10.1

401 Bay Street, Suite 2700, PO Box 152
Toronto, Ontario
M5H 2Y4

News Release for immediate release

Arizona Star to Deregister from U.S. SEC and to Terminate its U.S. Reporting Obligations

Trading Symbol:  AMEX: AZS
Toronto, Ontario, Canada, March 14, 2008

Arizona Star Resource Corp. (the “Company”) today announced its intention to file a Form 15F with the U.S. Securities and Exchange Commission (the “SEC”) to terminate its registration and its U.S. reporting obligations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as practicable following the delisting and deregistration of the Company’s common shares without par value from the American Stock Exchange (the “AMEX”).

After the filing of Form 15F, the Company’s reporting obligations in the U.S. will be suspended immediately upon the effective date of the delisting from the AMEX. The deregistration and the termination of U.S. reporting obligations will become effective 90 days after the filing of Form 15F, or such shorter period as the SEC may determine. The Company reserves the right to postpone the filing of Form 15F or to withdraw such form for any reason prior to its effectiveness.

The AMEX has today filed an application on a Form 25 with the SEC concerning the withdrawal of the Company’s common shares from listing and registration on the AMEX and under Section 12(b) of the Exchange Act. The delisting is expected to become effective 10 days after the filing of Form 25 and the deregistration 90 days after the filing of Form 25, or, in each case, such shorter period as the SEC may determine.

The delisting and deregistration of the Company’s common shares from the AMEX and the termination of the U.S. reporting obligations result from the successful completion of the tender offer and subsequent compulsory acquisition by Barrick Gold Corporation (“Barrick”) for all of the issued and outstanding common shares of the Company. As the Company has become a wholly-owned subsidiary of Barrick, there is no required liquidity for its common shares to be listed on the AMEX.

CAUTIONARY NOTE REGARDING FORWARD LOOKING-STATEMENTS:

Statements relating to the future of Arizona Star are forward-looking statements within the meaning of applicable Canadian and United States securities laws. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by words such as the following: expects, plans, anticipates, believes, intends, estimates, projects, assumes, potential and similar expressions. Forward-looking statements also include reference to events or conditions that will, would, may, could or should occur. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual events and circumstances to differ materially from future events and circumstances expressed, projected or implied by such forward-looking statements. Arizona Star does not undertake, and expressly disclaims, any obligation to release publicly revisions to any forward-looking statement to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

ARIZONA STAR RESOURCE CORP.
Paul A. Parisotto
President and CEO

For further information, please visit www.arizonastar.com or contact:
Paul A. Parisotto, President & CEO
Tel: (416) 359-7808